FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ViaGrafix Corporation
                      ---------------------
     (Exact name of registrant as specified in its charter)


           Oklahoma                              73-1354168
           --------                              ----------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)


One American Way, Pryor, Oklahoma                       74361
---------------------------------                       -----
(Address of Principal Executive Offices)              (Zip Code)


          ViaGrafix Corporation 1995 Stock Option Plan
          --------------------------------------------
                    (Full title of the plan)


                       Michael A. Webster
             One American Way, Pryor, Oklahoma 74361
             ---------------------------------------
             (Name and address of agent for service)

                         (918) 825-6700
                         --------------
  (Telephone number, including area code, of agent for service)

                 Calculation of Registration Fee
----------------------------------------------------------------------

                                Proposed    Proposed
Title of                        maximum     maximum
securities                      offering    aggregate     Amount of
to be            Amount to be   price per   offering      registration
registered       registered     share(1)    price         fee
----------       ----------     --------    -----         ---

Common Stock,    1,000,000(2)   $6.562      $6,562,000    $1,935.79
$.01 par value

-----------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the last sale reported for shares of common stock on July 17, 1998.

(2) The 1,000,000 shares of common stock being registered represent the maximum number of shares available for issuance by the Plan.

<PAGE 2>
                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I, Item 1 (Plan Information) and Item 2 (Registrant Information and Employee Plan Annual Information), will be delivered to employees and/or directors in accordance with Form S-8 and the Securities Act Rule 428(b)(1).

<PAGE 3>
                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by ViaGrafix Corporation (the
"Registrant") are hereby incorporated by reference into this Registration Statement:

     (a)  The Registrant's prospectus filed pursuant to Rule
          424(b) with the Commission on March 4, 1998
          ("Prospectus"); and;

     (b)  All reports filed by the Registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of
          1934 since the end of the fiscal year covered by the financial statements included in the Prospectus for the year ended December 31, 1997.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     The description of the Registrant's common stock as provided in the Prospectus ("Description of Capital Stock - Common Stock") is incorporated herein by reference.


Item 4.  Description of Securities.

     Not applicable. The description of the Registrant's common stock as provided in the Prospectus ("Description of Capital
Stock - Common Stock") is incorporated herein by reference. See above.

Item 5.  Interests of Named Experts and Counsel.

     Members of the law firm of Johnson, Allen, Jones &
Dornblaser, including partners and associates, beneficially owned approximately 14,000 shares of the Registrant common stock as of July 13, 1998.


Item 6.  Indemnification of Officers and Directors.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant's directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty as a director, provided that this provision does not limit the liability of a director for any (a) breach of the director's duty of loyalty to the Registrant or its shareholders, (b) act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) liability for the unlawful payment of dividends or redemption of stock, or (d) transaction from which the director derived an improper personal benefit. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms on non-monetary relief would remain available under Oklahoma law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

<PAGE 4>
     The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant and persons who serve at the request of the Registrant as a director or officer of another corporation in which the Registrant owns stock for all liabilities, expenses, (including attorneys' fees) and costs incurred in a legal proceeding in which he is a party by reason of his having been an officer or director. The Amended and Restated Certificate of Incorporation, however, excludes indemnification for matters in which the officer or director is adjudged to have been guilty of gross negligence or willful misconduct.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. Accordingly, these indemnification provisions may not limit the liability of directors and executive officers under the Securities Act.


Item 7.  Exemption from Registration Claimed.

     Sales of the Registrant's common stock under the Plan prior to the date hereof were made to officers and directors of the Registrant in reliance on the exemption from registration under
Section 4(2) of the 1933 Act for transactions not involving a public offering, and the rules promulgated thereunder.


Item 8.  Exhibits.

     (4)  ViaGrafix Corporation 1995 Stock Option Plan.
     (5)  Opinion and consent of Johnson, Allen, Jones &
          Dornblaser regarding legality of the securities being
          registered.
     (23) Consents of experts and counsel.
          (23.1)    Consent of Ernst & Young, LLP.
          (23.2)    Consent of Johnson, Allen, Jones &
                    Dornblaser - see (5) above.


Item 9.  Undertakings.

     (a)  Rule 415 Offering Undertaking:

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

<PAGE 5>
               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii)To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however,  that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b)  Filings Incorporating Subsequent Exchange Act Documents
          By Reference Undertaking:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement in Form S-8
          Undertaking:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled to controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



<PAGE 6>
                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on July 20, 1998.

                           VIAGRAFIX CORPORATION


                           By:/s/ Michael A. Webster
                              ----------------------------------
                                  Michael A. Webster, President


    Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                     Title                       Date

/s/  Michael A. Webster       President and Director      July 20, 1998
--------------------------
     Michael A. Webster


/s/  Robert E. Webster        Executive Vice President    July 20, 1998
--------------------------          and Director
     Robert E. Webster


/s/  Roy L. Bliss             Director                    July 20, 1998
--------------------------
     Roy L. Bliss


/s/  Stephen P. Gott          Director                    July 20, 1998
--------------------------
     Stephen P. Gott


/s/  Gerald R. Harris         Director                    July 20, 1998
--------------------------
     Gerald R. Harris




<PAGE 7>
<EXHIBIT PAGE 1>
                                                        EXHIBIT 4


                      VIAGRAFIX CORPORATION

                1995 VIAGRAFIX STOCK OPTION PLAN
                --------------------------------


    1. PURPOSE. The purpose of this 1995 ViaGrafix Stock Option Plan (the "Plan") is to encourage employees of ViaGrafix Corporation (tile "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), and other individuals who render services to the Company or a Related Corporation, by providing opportunities to Purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

    2. Administration of the Plan

          A. Board Administration: The Plan shall be administered by the Board of Directors of the Company (the "Board") or by an Administrator appointed by the Board (the "Administrator"). Hereinafter, all references in this Plan to the "Administrator" shall mean the Board if no Administrator has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Administrator shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Administrator determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board.

<PAGE 8>
<EXHIBIT PAGE 2>

         The Administrator may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it

               B. Administrator Actions: The Administrator shall hold meetings at such time and places as he may determine. From time to time the Board may remove the Administrator, (with or without cause) appoint a replacement for the Administrator, or remove the Administrator and thereafter directly administer the Plan.

               C. Grant of Options to Board Members: Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Options may be granted to members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

         3. Eligible Employees and others: ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Administrator may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

         4. Stock: The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000 subject to adjustment as provided in paragraph
13. If any Option granted under the Plan shall expire or terminate for any reason

<PAGE 9>
<EXHIBIT PAGE 3>


without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall again be available for grants of Options under the Plan.

          5. Granting of Options: Options may be granted under the Plan at any time after January 1, 1995 and prior to January 1, 2005. The date of grant of an Option under the Plan will be the date specified by the Administrator at the time it grants the Option; provided, however; that such date shall not be prior to the date on which the Administrator acts to approve the grant (Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under proposed Treasury Regulation 1.162-27.)

          6. Minimum Option Price: ISO Limitations

               A. Price for Non-Qualified Options: The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefore under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

               B. Price for ISOs: The exercise price per share specified in the agreement relating to each ISO granted under the plan shall not be less than the fair market value per share of Common Stock on the date of such grant In the case of an ISO to be granted to any employee owing stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant For purposes of determining stock ownership under this paragraph, the rules of
          Section 424(d) of the Code shall apply.

               C.   $100,000 Annual Limitation on ISO Vesting:
          Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.



<PAGE 10>
<EXHIBIT PAGE 4>

              D. Determination of Fair Market Value: if, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          7. Option Duration: Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Administrator, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a NON-Qualified Option pursuant to paragraph 16.

          8. Exercise of Option: Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

              A. Vesting: The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments at such time or times as the Administrator may specify.

<PAGE 11>
<EXHIBIT PAGE 5>

               B.   Full Vesting of Installments: Once an
          installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Administrator.

               C. Partial Exercise: Each Option or installment may be exercised only between the 15th day of the preceding December through the 31st day of January of the year of the option each year for up to the total number of shares with respect to which it is then exercisable.

               D. Acceleration of Vesting: The Administrator shall have the fight to accelerate the date on which any installment of any Option becomes exercisable; provided that the Administrator shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. Termination of Employment: Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Administrator shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment or other service by the Company or any Related Corporation for any period time.

<PAGE 12>
<EXHIBIT PAGE 6>

     10.  Death; Disability

               A.   Death: if an ISO optionee ceases to be
          employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

               B. Disability: if an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e) (3) of the Code or any successor statute.

         11. Assignability:No Option shall be assignable or transferable by the optionee except by will, or by the laws of descent and distribution. Except as set forth in the preceding sentence, during the lifetime of an optionee each Option shall be exercisable only by such optionee.

         12. Terms and Conditions of Options: Options shall be evidenced by instruments (which need not be identical) in such forms as the Administrator may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Administrator deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Administrator may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Administrator may determine. The Administrator may from time to time confer authority and responsibility on one or more of its Board of Directors members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. Adjustments: Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

<PAGE 13>
<EXHIBIT PAGE 7>


          A. Stock Dividends and Stock Splits: if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. Consolidations or Mergers: if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately prior to the Acquisition; or (ii) upon written notice to the Options, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C. Recapitalization or Reorganization: In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

<PAGE 14>
<EXHIBIT PAGE 8>

          D. Modification of ISOs: Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.


          E. Dissolution or Liquidation: In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Administrator.

          F. Issuances of Securities: Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. Fractional Shares: No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. Adjustments: Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. Means of Exercising Options: An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate between December 15 of the preceding year, and January 31 of the Option year. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, (b) at the

<PAGE 15>
<EXHIBIT PAGE 9>

discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Administrator, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Administrator and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common
Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. If the Administrator exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c),
(d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

                15. Term and Amendment of Plan: This Plan was adopted by the Board on January 26, 1995, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent If the approval of stockholders is not obtained prior to January 26, 1996, any grants of ISOs under the Plan shall expire at the end of the day on January 26, 1996, except as to Options
outstanding  on  that  date.    Subject to the provisions of
paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of thee following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased;
(c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Paragraph
13); (f) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of an optionee, without such optionee's consent, under any Option previously granted to such optionee.

<PAGE 16>
<EXHIBIT PAGE 10>

                  16.    Conversion of ISOs into Non-Qualified
Options: The Administrator, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Administrator (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action.

                 17.     Application of Funds: The proceeds
received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                 18.     Notice to Company of Disqualifying
Disposition: By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted, or (b) the date one year following the date the ISO was exercised.

                19.      Withholding of Additional Income Taxes:
Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of a Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Administrator in its discretion may condition (i) the exercise of an Option, or (ii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Administrator, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of any Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

<PAGE 17>
<EXHIBIT PAGE 11>

               20.       Governmental Regulation: The Company's
obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.



               21. Governing Law: the validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of Oklahoma, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.


ADOPTED AND APPROVED BY THE BOARD OF DIRECTORS this 26th day of
January, 1995.



        Attest:
        /s/ Robert E. Webster        /s/ Michael A. Webster
        -------------------------    -------------------------
        Secretary                    President



RATIFIED, ADOPTED AND APPROVED BY SHAREHOLDERS this 26th day of
January, 1995.

        /s/ Michael A. Webster       /s/ Robert E. Webster
        -------------------------    -------------------------
            Michael A. Webster           Robert E. Webster




<PAGE 18>
                                                  EXHIBIT 5

            Johnson, Allen, Jones & Dornblaser, Inc.
                   900 Petroleum Club Building
                        601 South Boulder
                      Tulsa, Oklahoma 74119

                          July 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  ViaGrafix Corporation Stock Option Plan:
          Registration on Form S-8

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of ViaGrafix Corporation, an Oklahoma corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees and directors of the Company's common stock, $.01 par value per share, under the ViaGrafix 1995 Stock Option Plan (the "Plan"). Of the 1,000,000 shares being registered, 913,466 shares will be newly issued by the Company and will hereinafter be referred to as the "Shares". The remaining 86,534 shares constitute
"restricted" shares and are being registered for resale by the holders thereof. No opinion is being expressed thereon.

     As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed. Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

     This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued pursuant to the offering and in the manner contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Kenneth E. Dornblaser
                                   ---------------------------
                                       Kenneth E. Dornblaser
                                       For the Firm

<PAGE 19>
                                                     EXHIBIT 23.1


              Consent of Independant Accountants

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ViaGrafix Corporation 1995 Stock Option Plan of our report dated
January 30, 1998, with respect to the financial statements and schedule of ViaGrafix Corporation included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus, filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP


Tulsa, Oklahoma
July 20, 1998